Exhibit 10.190

Stonehenge

REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this "Agreement") is hereby made as of December 9, 2014 by and among BR Stonehenge 23Hundred JV, LLC, a Delaware limited liability company (the "Company"), BR Berry Hill Managing Member, LLC, a Delaware limited liability company ("Bluerock"), and BR Berry Hill Managing Member II, LLC a Delaware limited liability company ("BR MM II"), Bluerock Growth Fund, LLC, a Delaware limited liability company ("BRGF"), and Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company ("Stonehenge" and, together with Bluerock, BR MM II, and BRGF, the "Members").

WITNESSETH

WHEREAS, the Members are parties to that certain Operating Agreement of the Company, dated as of October 18, 2012 (as amended, the "Operating Agreement");

WHEREAS, effective as of December 9, 2014, Bluerock assigned a 20.0% Interest in the Company to BR MM II as a contribution to the capital of BR MM II as permitted by Section 12.02(b)(i) of the Operating Agreement, and BR MM II has been admitted as a Member of the Company;

WHEREAS, the Company owns the real property commonly known as 23Hundred, located in the City of Berry Hill, Davidson County, Tennessee, and legally described on Exhibit A attached hereto (the "Property");

WHEREAS, the Company desires to redeem one hundred percent (100%) of Stonehenge's Interest in the Company (the "Redeemed Interest"), in exchange for the transfer of a direct fee ownership interest in the Property to the Stonehenge SPE (as defined below), which is wholly owned by Stonehenge, and in connection with such redemption Stonehenge will cease to be a member of the Company (the "Redemption");

WHEREAS, the Members have approved the Redemption of the Redeemed Interest by the Company in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (collectively, the "Parties") agree as follows:

1.          Redemption of Redeemed Interest. Upon the terms and subject to the conditions of this Agreement, effective as of the Effective Date, as defined below:

a.	Stonehenge hereby assigns, grants, sells, conveys, transfers and sets over all of the Redeemed Interest, to the Company, together with all rights, title, benefits and interest of Stonehenge in and to the Redeemed Interest effective as of December 9, 2014 (the "Effective Date"), all in accordance with the provisions set forth in this Agreement; and

b.	The Company hereby accepts such assignment, transfer, and conveyance of the Redeemed Interest and assumes those liabilities, obligations and responsibilities, if any, attributable to the Redeemed Interest that shall arise upon or after the Effective Date.

c.	Bluerock specifically agrees and acknowledges that (a) as of the date hereof, Stonehenge has no outstanding obligations as a member or manager of the Company (including, without limitation, obligations to fund any capital contributions under the Operating Agreement), and (b) from and after the date hereof, Stonehenge shall have no further obligations, financial or otherwise, as a member or manager of the Company (except as to third-party claims pursuant to Section 2(b) hereof).

d.	As consideration for the assignment, transfer, and conveyance of the Redeemed Interest by Stonehenge to the Company, the Company shall grant, transfer and convey to SH 23Hundred TIC, LLC, a Tennessee limited liability company and wholly owned subsidiary of Stonehenge (the "Stonehenge SPE"), as of the Effective Date, an undivided 34.8383 percent (34.8383%) interest as a tenant in-common in the Property (the "TIC Interest"), pursuant to a deed, in the form attached hereto as Exhibit B, various other applicable conveyance documents and as set forth in more detail in that certain Tenant in Common Agreement, dated as of even date herewith, and attached hereto as Exhibit C (the "TIC Agreement"); provided , however, that the TIC Interest shall remain subject to any mortgages, deeds of trust, liens, loans or other encumbrances that encumber the Property as of the Effective Date, including but not limited to those liens created in connection with that certain loan in the original principal amount of $23,569,000.00, made October 18, 2012 by Fifth Third Bank (the "Lender") in favor of 23Hundred, LLC, a Delaware limited liability company ("23Hundred") (the "Existing Loan"), which Existing Loan will be assumed, on a joint and several basis, by Stonehenge SPE concurrent with the transfer of the TIC Interest to Stonehenge SPE. The Parties acknowledge that, to the extent required, the consent of the holder of the Existing Loan to the Redemption and the transfer of the TIC Interest has been obtained by the Company. The aforesaid conveyance shall be deemed full satisfaction and full consideration for the Redeemed Interest.

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2.	Release and Indemnification.

a.	For value received, Stonehenge, for itself and for each and all of its Successorsin-Interest (as defined in Section 2(e) below), forever releases the Company and each of the other Members, and relinquishes any right, title or interest in and to the Company, any limited liability company interest, membership interest, percentage interest or other interest or right in respect of the Company, any right to any capital account, return of capital or other capital or investment with respect to the Company, any distributions of cash or property of whatsoever nature from the Company or otherwise related thereto, other property rights, and/or any other income, revenue, benefit or privilege of whatsoever nature from the Company or otherwise relating thereto; provided, however, the Company shall not be released from any obligations or liabilities to Stonehenge or its affiliates (i) pursuant to the certificate of formation of the Company or the Operating Agreement solely limited to the indemnification of a manager or member of the Company as to matters arising out of the Company 's acts or omissions occurring prior to the Effective Date, (ii) pursuant to the TIC Agreement, the Deed and the other conveyance documents executed in connection with the transfer of the TIC Interest, or (iii) as provided under this Agreement.

b.	For value received, to the fullest extent permitted by law, the Company, for itself and for each and all of its Successors-in-Interest, hereby and forever releases and discharges Stonehenge and agrees to indemnify and hold harmless Stonehenge and each and all of its Successors-in-Interest from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses, damages, judgments and orders of whatever kind or nature, at law, in equity or otherwise, whether known or unknown, suspected or unsuspected, which have existed, presently exist or may exist, relating to the Company or its activities, assets, liabilities, or any obligations that Stonehenge may have to the Company or the other Members under the terms of the Operating Agreement; provided, however, Stonehenge shall not be released or indemnified from any and all claims, demands, liens, causes of action, suits, obligations, controversies, debts, costs, expenses, damages, judgments and orders of whatever kind or nature, at law, in equity or otherwise, whether known or unknown, suspected or unsuspected, that result from third party claims arising prior to the Effective Date (including, without limitation, any taxes due and owing to any taxing authority), which shall be governed and controlled exclusively by the Operating Agreement.

c.	Subject to the provisions of this Section 2, from and after the Effective Date, to the fullest extent permitted by law, Stonehenge shall defend, indemnify, protect, and hold harmless, the Company and each of the other Members and their respective Successors-in-Interest, against and in respect of any and all losses, liabilities, damages, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, costs or deficiencies, including without limitation, interest, penalties, and reasonable attorneys' fees and costs, including the cost of seeking to enforce this indemnity to the extent such enforcement is successful, caused by or resulting or arising from, or otherwise with respect to, (i) any failure to perform or comply in any material respect with Stonehenge's covenants or obligations contained in this Agreement or the Stonehenge SPE's covenants or obligations under the TIC Agreement, the Deed and the other conveyance documents executed in connection with the transfer of the TIC Interest, or (ii) a breach of any of the representations or warranties of Stonehenge contained in this Agreement, excluding any liabilities to the extent caused by the gross negligence or willful misconduct of the Company.

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d.	Subject to the provisions of this Section 2 (including without limitation Section 2(c)), to the fullest extent permitted by law, from and after the Effective Date, the Company shall defend, indemnify, protect, and hold harmless Stonehenge and each and all of its Successors-in-Interest against and in respect of any and all losses, liabilities, damages, actions, suits, proceedings, claims, demands, orders, assessments, amounts paid in settlement, fines, costs or deficiencies, including without limitation, interest, penalties, and reasonable attorneys' fees and costs, including the cost of seeking to enforce this indemnity to the extent such enforcement is successful, caused by or resulting or arising from, or otherwise with respect to, (i) any failure to perform or comply in any material respect with the Company 's covenants or obligations contained in this Agreement or the Company's covenants or obligations under the TIC Agreement, the Deed and the other conveyance documents executed in connection with the transfer of the TIC Interest, or (ii) a breach of any of the representations or warranties of the Company contained in this Agreement, excluding any liabilities to the extent caused by the gross negligence or willful misconduct of Stonehenge.

e.	For purposes of this Agreement, the term "Successors-in-Interest" shall mean, with respect to a person, such person's present, past and future successors, assigns, affiliates, licensees, transferees, principals, agents, members, partners, associates, employees, representatives, attorneys, insurers, beneficiaries, legal representatives, decedents, dependents, heirs, executors or administrators.

3.	Acknowledgment; New Manager; Amendment of Company Name.

a.	By its execution hereof, Stonehenge confirms that it has, as of the Effective Date, resigned its position as a Manager of the Company and withdrawn and ceased to be a Member of the Company, and that Stonehenge's representatives to the Management Committee as appointed pursuant to Section 5.03.2 of the Operating Agreement, as of the Effective Date, resigned their respective positions as representatives to the Management Committee. The other Members and the Company accept and acknowledge the withdrawal and cessation of Stonehenge as a Member and its resignation as a Manager of the Company as of the Effective Date.

b.	The other Members and the Company hereby appoint Bluerock as the Manager of the Company effective immediately after the Effective Date for all purposes under the Operating Agreement.

c.	The other Members and the Company covenant and agree that immediately following the Effective Date, (i) the name of the Company shall be amended and all corporate filings shall be filed with the appropriate governmental authorities to eliminate any reference to "Stonehenge" or any derivation thereof, and (ii) the Operating Agreement shall be amended to reflect that Stonehenge is no longer a member of the Company.

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4.	Tax Matters.

a.	The distributive share of the Company's income, gain, loss, and deduction with respect to the Redeemed Interest for the taxable year of the Company that includes the Effective Date shall be determined based upon an interim closing of the Company's books as of the close of business on the Effective Date.

b.	Except as otherwise prohibited by applicable law, the Parties shall each file all required federal, state and local income tax returns and related returns and reports in a manner consistent with the foregoing provisions of this Section 4. In the event a party does not comply with the preceding sentence, the non complying party, to the fullest extent permitted by law, shall indemnify and hold the other parties and each and all of their Successors-in-Interest wholly and completely harmless from all cost, liability and damage that such other parties may incur (including, without limitation, incremental tax liabilities, legal fees, accounting fees and other expenses) to the extent that such costs, liabilities and damages exceed the amount of the same that such other parties would have incurred pursuant to the terms of the Operating Agreement as a consequence of such failure to comply.

c.	The Parties shall cooperate to make all necessary reports and file all necessary tax returns, in connection with the Redemption substantially in accordance with the agreements relating to tax matters attached hereto as Exhibit D.

5.          Property Management and Development. In connection with the transfer of the TIC Interest, Stonehenge SPE has assumed, on a joint and several basis with the Company, the rights and obligations of the owner of the Property under the existing Management Agreement (as amended and assigned contemporaneously herewith, the "Property Management Agreement") with Matrix Residential, LLC, a Georgia limited liability company, and (ii) the rights and obligations of the owner of the Property under the existing Development Agreement (as amended and assigned contemporaneously herewith, the "Development Agreement") with Stonehenge Real Estate Group, LLC, a Georgia limited liability company. Stonehenge SPE and the Company agree to execute any reasonably necessary amendments to the Property Management Agreement and the Development Agreement as may be requested by any of the parties thereto, to reflect the transfer of the TIC Interest and the assumption of the Property Management Agreement and the Development Agreement by Stonehenge SPE.

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6.	Representations and Warranties.

a.	Stonehenge hereby represents and warrants to the Company as follows: (a) Stonehenge is the sole owner of the Redeemed Interest; (b) the Redeemed Interest is free and clear of any and all liens, claims and encumbrances of any nature, (c) Stonehenge has full power and authority to transfer said Redeemed Interest and to perform its obligations under this Agreement and (d) this Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of Stonehenge, enforceable against Stonehenge in accordance with its terms. Notwithstanding the provisions of this Section 6(a), Stonehenge makes no representation or warranty to the Company or any other person relating to the Company's right to cause the transfer of the TIC Interest in redemption of the Redeemed Interest without the prior consent of any lender holding a security interest in the Property (including the holder of the Existing Loan) or the other Members' limited liability company interests.

b.	The Company represents and warrants to Stonehenge that the Company has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company is not required to obtain any consent that has not been obtained from any person or entity in connection with the execution and delivery of this Agreement, the consummation or performance of any of the transactions contemplated hereby, or the purchase of the Redeemed Interest.

7.          Consents and Waivers. Each Party hereto hereby (a) consents in all capacities to and approves (i) the transfer of the Redeemed Interest described herein and the withdrawal and cessation of Stonehenge as a member and its resignation as a Manager of the Company, and (ii) each other action effected pursuant to this Agreement, and (b) waives in all capacities any and all rights such party may have as a result of such actions (i) to receive notice of assignment and transfer of the Redeemed Interests or any other action effected pursuant to this Agreement, (ii) to purchase the Redeemed Interests, (iii) to exercise any right of first refusal or other purchase right or option or buy-sell provision arising under or with respect to the Operating Agreement, or (iv) to claim that any action effected pursuant to this Agreement does not comply with the provisions of the Operating Agreement.

8.          Survival of Representations. The representations and warranties described in Section 6 shall survive for the two (2) year period following the Effective Date. All other warranties, representations, covenants and agreements shall survive for the period indicated, or if none, indefinitely.

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9.          Costs and Expenses. The Company shall pay, and to the fullest extent permitted by law, shall indemnify and hold Stonehenge and each and all of its Successors-inInterest harmless against, all reasonable out-of-pocket costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including, without limitation, legal fees, any transfer review and/or assumption fees charged by the Existing Lender, real estate transfer taxes, recording fees, title insurance premiums or similar charges, costs or expenses relating to the transfer of the TIC Interest to Stonehenge, and such other costs or expenses that are required to be paid by the Company or Stonehenge as a result of the transfer of the TIC Interest and the transactions described in this Agreement. The foregoing is only intended to include costs and expenses in excess of the costs and expenses which reasonably would have been incurred by Stonehenge had this Agreement not been entered into. To the extent that any such costs and expenses are not taken into account in calculating the TIC Interest to be conveyed to the Stonehenge SPE pursuant to this Agreement or otherwise reimbursed by the Company as part of the transfer of the TIC Interest, such costs and expenses shall be payable after the closing of the transfer of the TIC Interest promptly upon receipt by the Company of a written statement from Stonehenge setting forth in reasonable detail the costs and expenses to be paid pursuant to this Section 9. Subject to the foregoing, each party shall pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement.

10.          Notices. Any notices or other communications required or permitted hereunder shall be given in writing by registered or certified mail, postage prepaid, and shall be addressed, in the case of Stonehenge: c/o Stonehenge Real Estate Group, LLC, 3200 West End Avenue, Suite 500, Nashville, TN 37203, Attention: Todd Jackovich; and in the case of the Company or any of the other Members: c/o Bluerock Real Estate, L.L.C, 712 Fifth Avenue, 9th Floor, New York, NY 10016. Any notice or other communication so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be delivered and given when received or refused.

11.          Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Successors-in-Interest, assigns, heirs, executors, administrators, members, managers, agents and representatives of the Parties hereto.

12.	Governing Law; Exclusive Venue; Waiver of Jury Trial.

a.	This Agreement and the transactions contemplated herein, and all disputes between the parties arising out of or related to this Agreement, the transactions contemplated herein or the facts and circumstances leading to its or their execution or performance, whether in contract, tort or otherwise, shall be governed by the laws of the State of Delaware, without reference to conflict of laws principles.

b.	The parties hereby agree not to elect a trial by jury of any issue triable of right by jury, and waive any right to trial by jury fully to the extent that any such right shall now or hereafter exist with regard to this agreement or any claim, counterclaim or other action arising in connection herewith. This waiver of right to trial by jury is given knowingly and voluntarily by the parties, and is intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Each party is hereby authorized to file a copy of this section in any proceeding as conclusive evidence of this waiver by each other party, as applicable.

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c.	The parties hereby consent to the jurisdiction of any State or Federal court located within the State of New York, Borough of Manhattan or the State of Tennessee and irrevocably agree that all actions or proceedings arising out of or relating to this agreement shall be litigated in such courts. The parties accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum non conveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this agreement. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to such venue as being an inconvenient forum.

13.          Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

14.          Entire Agreement; Amendment. This Agreement contains the entire understanding of the Parties and there are no representations, understandings, or agreements, oral or otherwise, except as stated herein. This Agreement amends the Operating Agreement with respect to the subject matter of this Agreement. References to "this Agreement" shall include all Exhibits attached hereto and made a part hereof. This Agreement may not be amended except in writing by all of the Parties hereto.

15.          Counterparts; Signature Pages. This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which taken together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart. Signatures transmitted by facsimile or e-mail, through scanned or electronically transmitted .pdf, .jpg or .tif files, shall have the same effect as the delivery of original signatures and shall be binding upon and enforceable against the Parties hereto as if such facsimile or scanned documents were an original executed counterpart. If the Parties exchange signatures by facsimile or electronic means, then the Parties agree to exchange the original signatures as soon thereafter as is reasonably practical.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Time.

STONEHENGE 23HUNDRED JV MEMBER, LLC

By:	Stonehenge 23Hundred Manager, LLC, a Tennessee
limited liability company, its Manager

By:	Stonehenge Real Estate Group, LLC, a Georgia
limited liability company, its Manager

By:	/s/ Todd Jackovich
Todd Jackovich, its Manager

[Signature Page to Stonehenge Redemption Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Time.

STONEHENGE 23HUNDRED JV MEMBER, LLC,
a Tennessee limited liability company

By:	Stonehenge 23Hundred Manager, LLC,
a Tennessee limited liability company
Its:	Manager

By:	Stonehenge Real Estate Group, LLC,
a Georgia limited liability company
Its:	Manager

By:	/s/ Todd Jackovich
Name:	Todd Jackovich
Its:	Manager

BR STONEHENGE 23HUNDRED JV, LLC
a Delaware limited liability company

By:	BR Berry Hill Managing Member, LLC,
a Delaware limited liability company
Its:	Manager

By:	BEMT Berry Hill, LLC,
a Delaware limited liability company
Its:	Member and Manager

By:	Bluerock Residential Holdings, LP,
a Delaware limited partnership
Its:	Sole Member

By:	Bluerock Residential Growth REIT, Inc.,
a Maryland corporation
Its:	General Partner

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Its:	Senior Vice President and Chief Operating Officer

[Signature Page to Stonehenge Redemption Agreement]

BLUEROCK GROWTH FUND, LLC,
a Delaware limited liability company

By:	BR Fund Manager, LLC,
a Delaware limited liability company
Its:	Member and Manager

By:	/s/ Jordan B. Ruddy
Name:	Jordan B. Ruddy
Its:	Authorized Signatory

BR BERRY HILL MANAGING MEMBER, LLC,
a Delaware limited liability company

By:	BEMT Berry Hill, LLC,
a Delaware limited liability company
Its:	Member and Manager

By:	Bluerock Residential Holdings, LP,
a Delaware limited partnership
Its:	Sole Member

By:	Bluerock Residential Growth REIT, Inc.,
a Maryland corporation
Its:	General Partner

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Its:	Senior Vice President and Chief Operating Officer

BR BERRY HILL MANAGING MEMBER II, LLC,
a Delaware limited liability company

By:	BEMT Berry Hill, LLC,
a Delaware limited liability company
Its:	Member and Manager

By:	Bluerock Residential Holdings, LP,
a Delaware limited partnership
Its:	Sole Member

By:	Bluerock Residential Growth REIT, Inc.,
a Maryland corporation
Its:	General Partner

By:	/s/ Michael L. Konig
Name:	Michael L. Konig
Its:	Senior Vice President and Chief Operating Officer

[Signature Page to Stonehenge Redemption Agreement]

Exhibit A

PROPERTY DESCRIPTION

Being a tract of land lying in the City of Berry Hill, Davidson County, Tennessee and being more particularly described as follows:

Commencing at the intersection of the southerly right-of-way line of Bradford Avenue, 50 feet in width, and the easterly right-of-way line of Franklin Pike;

Thence North 71 deg 02 min 40 sec East, 24.81 feet to an existing hole in concrete on the southerly right-of-way line of Bradford Avenue, being the true point of beginning for this tract;

Thence with the southerly right-of-way line of Bradford Avenue, North 71 deg 02 min 40 sec East, 325.22 feet to an existing iron rod at a corner common with the property conveyed to Melpark Properties Management, L.P., of record in Book 11037, page 674 at the Register’s Office for Davidson County, Tennessee;

Thence leaving the southerly right-of-way line of Bradford Avenue with the westerly line of said Melpark Properties Management, South 18 deg 30 min 38 sec East, 367.50 feet to an existing concrete monument on the northerly right-of-way line of Melpark Drive, right-of-way width varies;

Thence with the northerly right-of-way line of Melpark Drive for the following three calls;

1) South 71 deg 02 min 47 sec West, 150.00 feet to an

existing iron rod,

2) South 74 deg 01 min 17 sec West, 135.11 feet to an

existing iron rod,

3) South 70 deg 45 min 21 sec West, 40.02 feet to an existing

Iron rod at the beginning of a radius return to Franklin Pike;

Thence with a curve to the right having a radius of 25.00 feet, a curve length of 39.30 feet and a chord bearing and distance of North 63 deg 32 min 46 sec West, 35.38 feet to an existing concrete monument on the easterly right-of-way line of Franklin Pike;

Thence with the easterly right-of-way line of Franklin Pike, North 18 deg 30 min 33 sec West, 310.68 feet to a radius return to Bradford Avenue;

Thence with a curve to the right having a radius of 25.00 feet, a curve length of 39.08 feet and a chord bearing and distance of North 26 deg 16 min 03 sec East, 35.22 feet to the point of beginning; containing 127,443 square feet or 2.926 acres more or less.

Being the same property conveyed to Horsepower, J.V. of record in Instrument Number 20120803-0069224 at the Register’s Office for Davidson County, Tennessee.

Exhibit B

PROPERTY DEED

 This instrument was prepared by:

Christopher D. Lalonde

Nelson Mullins Riley & Scarborough, LLP

150 4th Avenue North, Suite 1100

Nashville, Tennessee 37219

QUITCLAIM DEED

ADDRESS OF NEW OWNER	SEND TAX BILLS TO	MAP/PARCEL NOS.

[SAME]	105-14/272.00

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, 23Hundred, LLC, a Delaware limited liability company ("Grantor"), has bargained and sold, and by these presents does hereby transfer and convey unto                      , a                              , as to an undivided                                      Percent (     %) interest as tenant in common, in and to that certain property in Davidson County, Tennessee, more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Property").

The Property is improved real property located at 2300 Franklin Pike, Berry Hill, Tennessee.

The Property is conveyed subject to such limitations, restrictions and encumbrances as may affect the Property.

Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

STATE OF TENNESSEE	)
COUNTY OF DAVIDSON	)

The actual consideration or value, whichever is greater for this transfer is $0.00.

Affiant

Subscribed and sworn to before me this the ___ day of                 , 2014.

Notary Public

My Commission Expires:

IN WITNESS WHEREOF, the Grantor has caused this Quitclaim Deed to be executed as of the ___ day of ____________, 2014.

GRANTOR:

STATE OF TENNESSEE	)
COUNTY OF	)

Before me,                    , of the state and county aforesaid, personally appeared                        , with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the                               23Hundred, LLC, a Delaware limited liability company, the within named bargainor, and that he as such                           , being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing his name as                            of 23Hundred, LLC.

WITNESS my hand and seal at office this ____ day of _________, 2014.

Notary Public

My Commission Expires:

 EXHIBIT A

Land located in the City of Berry Hill, Davidson County, Tennessee, being described in Deed Book 4065, page 206, Register's Office for Davidson County, Tennessee, ("RODC") and being more particularly described as follows:

Remote point of beginning being at the intersection of the South right of way of Bradford Avenue with the East right of way of Franklin Pike (8th Avenue South); thence North 71 degrees 0 minutes 43 seconds East 24.78 feet to a punch being the TRUE POINT OF BEGINNING; thence along said right of way of Bradford Avenue, North 71 degrees 00 minutes 43 seconds East a distance of 325.34 feet to a rebar; thence leaving said right of way and along Melpark Properties Management L.P. in Deed Book 11037, page 674, RODC, TN, South 18 degrees 32 minutes 05 seconds East a distance of 367.81 feet to a concrete monument on the North right of way of Melpark Drive; thence along said Melpark Drive the following courses and distances: South 71 degrees 04 minutes 25 seconds West a distance of 150.08 feet to a rebar; thence, South 74 degrees 00 minutes 07 seconds West a distance of 135.19 feet to a rebar; thence, South 71 degrees 07 minutes 14 seconds West a distance of 40.02 feet to a rebar, thence with a curve to the right having a radius of 25 feet; a central angle 89 degrees 58 minutes 46 seconds and an arc length of 39.26 feet to a concrete monument on the East right of way of Franklin Pike; thence along said right of way Franklin Pike, North 18 degrees 30 minutes 00 seconds West 310.77 feet to a rebar; thence with a curve to the right having a radius of 25 feet a central angle of 89 degrees 21 minutes 25 seconds and an arc length of 38.99 feet to the POINT OF BEGINNING; as shown on survey by Hopkins Surveying Group Drawing Number 2010-84-3 dated April 30, 2010.

Being the same property conveyed to 23Hundred, LLC, by deed from Horsepower, J.V. of record as Instrument No. 20121022-0096447, Register's Office for Davidson County, Tennessee.

Exhibit C

TENANT IN COMMON AGREEMENT

Exhibit D

Agreement Regarding Tax Matters (Stonehenge)

This Agreement Regarding Tax Matters (the "Agreement") is hereby made by and among BR Stonehenge 23Hundred JV, LLC, a Delaware limited liability company (the "Company"), BR Berry Hill Managing Member, LLC, a Delaware limited liability company ("Bluerock"), and BR Berry Hill Managing Member II, LLC a Delaware limited liability company ("BR MM II"), Bluerock Growth Fund, LLC, a Delaware limited liability company ("BRGF"), and Stonehenge 23Hundred JV Member, LLC, a Tennessee limited liability company ("Stonehenge" and, together with Bluerock, BR MM II, and BRGF, the "Members"), each of which are Parties to the Redemption Agreement dated as of November _, 2014 (the "Redemption Agreement") that relate to the redemption of one hundred percent of the Interests in the Company owned by Stonehenge. This Agreement constitutes part of the Redemption Agreement and shall be effective as if restated in the Redemption Agreement in its entirety. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Redemption Agreement.

Pursuant to the Redemption Agreement, the Company will redeem one hundred percent (100%) of Stonehenge's, right, title and interest in and to the Company (the "Redeemed Interest"), in exchange for the transfer of a direct fee ownership interest in the Property to SH 23Hundred TIC, LLC, a Tennessee limited liability company and wholly owned subsidiary of Stonehenge (the "Stonehenge SPE"), and in connection with such redemption, Stonehenge will cease to be a Member of the Company (the "Redemption").

The Parties hereby agree as follows relating to certain tax matters and procedures following the Redemption.

1.	Liability for Taxes. Subject to the provisions of Sections 4(a) and (b) of the Redemption Agreement:

a.	with respect to any federal or state income taxes (including any amounts of such taxes that are required to be withheld by the Company) or similar taxes that are required to be reported and paid by Members on their allocable shares of Company income or gain, each of the Members shall be solely liable for, and shall timely report and remit, any taxes attributable to such items, and, to the fullest extent permitted by law, shall indemnify and hold the other Parties completely harmless from any such taxes as provided in Section 4(b) of the Redemption Agreement;

b.	with respect to any ad valorem, franchise or other taxes that are assessed against the Company or the Property, and not the respective Members, which are attributable to periods (or portions thereof) ending on or before the Effective Date ("Pre-Closing Taxes"), the Members shall be responsible for such Pre-Closing Taxes in accordance with their Ownership Percentages as in effect immediately prior to the Redemption; and

c.	with respect to any other taxes arising out of, related to or otherwise attributable to the Company or its operations, assets or subsidiaries for periods (or portions thereof) beginning after the Effective Date ("Post-Closing Taxes"), the Company shall be solely responsible for such Post-Closing Taxes.

2.	Tax Matters Partner. The Parties acknowledge that prior to the Effective Date, Stonehenge has served as Tax Matters Partner for the Company, and the Parties further acknowledge and agree as follows:

a.	the Company and the continuing Members shall amend the Operating Agreement effective immediately following the Effective Date to designate or reconfirm Bluerock as the sole Manager of the Company, and that person or entity shall file the appropriate documentation to become Tax Matters Partner of the Company for all prior and future periods; and

b.	notwithstanding the foregoing, with respect to (I) any taxable periods (or portions thereof) ending before the Effective Date ("Pre-Closing Periods"), and (II) any taxable period that begins before and ends after the Effective Date, including, without limitation, the taxable year ending December 31, 2014 ("Straddle Periods"), Stonehenge shall have the following rights and the Company and the continuing Members shall provide, and shall cause the Tax Matters Partner of the Company to provide, the following to Stonehenge:

i.	the right to review and reasonably consent to tax returns;

ii.	the right to review and consult with the Tax Matters Partner and the Company's independent accountants or other tax return preparers prior to any filing, submission or response to a taxing authority;

iii.	the right to have a representative present at any meeting (whether such meetings are conducted in person or by conference call) involving the Company and a taxing authority;

.	iv	the right to prior notice and consent to any proposed settlement of a tax audit or contest;

v.	the right to prior notice and consent of any election or change in elections that could have the effect of increasing taxable income or gain, or reducing taxable loss or deduction, in a Pre-Closing or Straddle Period; and

vi.	the right to assume control of any audit or contest, at Stonehenge's expense, of any tax audit or contest.

3.	Tax Returns. The Parties agree as follows:

a.	the Manager of the Company shall prepare (or cause to be prepared), and timely file all tax returns of the Company with respect to any Pre-Closing Period and any Straddle Period; provided, however, that any such tax returns shall be subject to prior review and consent by Stonehenge. Such tax returns shall be prepared in a manner consistent with past practice, except as otherwise required by law.

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b.	the Manager of the Company shall prepare (or cause to be prepared), and timely file all tax returns of the Company with respect to any periods (or portions thereof but excluding Straddle Periods) beginning after the Effective Date ("Post-Closing Periods"); provided, however, that any such tax returns shall be subject to prior review and consent by Stonehenge if a Post-Closing Period tax return might reasonably have the effect of increasing taxable income or gain, or reducing Stonehenge's share of loss or deduction, for any Pre-Closing Periods or Straddle Periods;

c.	Stonehenge shall have the right to review and approve any amended tax returns that relate to Pre-Closing Periods or Straddle Periods, or any amended tax returns for Post-Closing Periods which could have the effect of increasing taxable income or gain, or reducing taxable loss or deduction, in a Pre-Closing or Straddle Period;

d.	in the event a Party has the right to review and consent to a tax return, the return shall be delivered to such Party for its review at least 30 days prior to the date on which such tax return is required to be filed. If the reviewing Party disputes any item on such tax return, it shall notify the other party of such disputed item (or items) and the basis for its objection. The Parties shall act in good faith to resolve any such dispute prior to the date on which the relevant tax return is required to be filed. If the Parties cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to Stonehenge and the Company. The fees and expenses of such accounting firm shall be borne equally by Stonehenge and the Company.

4.	Tax Audits & Contests. The Parties agree as follows:

a.	Stonehenge has the right to receive timely notice of, review, participate in and consent to the following with respect to any Pre-Closing Period or Straddle Period, or any Post-Closing Period but only to the extent that any such inquiries, audits or contests for Post-Closing Periods might reasonably have the effect of increasing taxable income or gain, or reducing loss or deduction, for any Pre-Closing Periods or Straddle Periods:

i.	notices, assessments, inquiries, filings, submissions and responses involving any taxing authorities;

ii.	proposed settlements or extensions of any applicable statutes of limitation with any taxing authority;

iii.	audits, assessments and tax contests;

b.	Stonehenge shall have the right, in its sole discretion, to control any tax audits or contests, at Stonehenge's expense, that could have the effect of increasing taxable income or gain, or reducing taxable loss or deduction, in a Pre-Closing or Straddle Period.

5.	Cooperation. The Parties agree that they will, at all times after the Effective Date, cooperate reasonably and in good faith to permit the respective parties to comply with their respective obligations relating to the filing of tax returns, the payment of taxes, and the preparation, prosecution, defense or conduct of any audit or tax contest, including, but not limited to, furnishing or causing to be furnished to each other, upon furnishing or causing to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company or its operations, assets or subsidiaries as is reasonably requested for the filing of any tax returns and the preparation, prosecution, defense or conduct of any audit or tax contest.

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